Exhibit 10.48


                                Pooling Agreement

THIS AGREEMENT made on January 1, 2002, between Life Systems Corp., a Nevada corporation, of 8717 - 148th Avenue N.E., Redmond, Washington 98052, and Ian A. Middleton of 2533 Killarney Place, Victoria, British Columbia V8P 3G4 Canada ("Shareholder").

WHEREAS:

A. The parties are desirous of maintaining an orderly market in the trading of the shares ("Shares") in the common stock of Life Systems Corp. (the "Issuer");

B. The Shareholder is the holder of record and beneficial owner of a total of 315,000 Shares of the Issuer (the "Subject Shares"), evidenced by certificate numbers __________;

C. At the time that the Shareholder subscribed for shares of Perfusion Systems Inc. (which were subsequently exchanged for Shares of the Issuer) the Shareholder agreed to pool the Shares if requested by either the Issuer or Perfusion Systems Inc., upon and subject to such terms and conditions as the Issuer or Perfusion Systems Inc. may set;

D. The Issuer and/or Perfusion Systems Inc. has requested that the Shareholder enter into a pooling agreement and on the terms and conditions set forth herein;

E. The Issuer has filed an SB-2 registration statement ("Registration Statement") with the United States Securities and Exchange Commission ("SEC").

         NOW, THEREFORE, THIS AGREEMENT WITNESSES that for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. The Shares are not being pooled in the manner set forth herein pursuant to any statutory or regulatory requirement.

2. Shareholder hereby agrees that for the period beginning on January 1, 2002 and terminating one-hundred and fifty (150) days after the date that the Registration Statement has been declared effective by the SEC, (unless this Agreement terminates prior to the expiration of such period), the Shareholder may not and shall not, directly or indirectly, sell, transfer, assign, pledge, hypothecate, grant any option for the sale of, or otherwise dispose of, any of the Subject Shares held by Shareholder, or subsequently acquired through the exercise of any options, warrants or rights, or conversion of any other security, unless the Issuer provides consent in writing authorizing the Shareholder to sell or transfer an increased number of Subject Shares.

                  Furthermore, Shareholder hereby agrees that:

     (a) for the period beginning one-hundred and fifty (150) days after the date that the Registration Statement has been declared effective by the SEC and for twenty-four (24) calendar months thereafter (unless this Agreement terminates prior to the expiration of such period), the


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          Shareholder may not and shall not, directly or indirectly, sell or transfer more than one thousand (1,000) of the Subject Shares in any calendar month, and

     (b) thereafter until December 31, 2005, (unless this Agreement terminates prior to the expiration of such period), the Shareholder may not and shall not, directly or indirectly, sell or transfer more than five thousand (5,000) of the Subject Shares in any calendar month, whether in private or market transactions, without the Issuer's prior written consent; however, nothing in this Agreement shall be read to limit the Buyer's right to sell or transfer such number of Subject Shares in any calendar month. The parties agree that the Issuer may, at any time, provide a written consent to the Shareholder authorizing him to sell a greater number of Subject Shares during any particular calendar month.

         The Subject Shares sold or transferred by Shareholder in a calendar month within the permitted amount (or any additional amounts to which the Issuer may consent in writing) shall not, once sold or transferred, be subject to this Agreement or bear any legend called for in this Agreement.

         The number of Subject Shares that Shareholder is permitted to sell or transfer in a calendar month shall not be cumulative, meaning that, if Shareholder sells or transfers less than the permitted number of Subject Shares in a calendar month, the number of shares not sold may not be carried over and sold in a subsequent calendar month.

3. Notwithstanding the above, the provisions of paragraph 2 hereof shall not apply in the following circumstances:

(a) this Agreement has expired by its own terms or is unilaterally terminated by the Issuer;

(b) a transfer of Shares by reason of the death or bankruptcy of the Shareholder, provided that as a condition of such transfer, the executor, trustee, beneficiary or recipient of such Shares agrees to be bound by the terms of this Agreement;

(c) a sale of the Shares pursuant to an offer made to all of the shareholders of the Issuer pro rata in accordance with their shareholdings in the Issuer or pursuant to a takeover bid or other offer made generally to shareholders of the Issuer; or

(d) the Issuer consents to or waives a sale not made in compliance with Paragraph 2 hereof. No consent or waiver by the Issuer, however, shall be construed as a consent to or waiver of any subsequent sale not made in compliance with Paragraph 2 of this Agreement.

4. Shareholder acknowledges that the Issuer and its transfer agent and registrar cannot effectively monitor transactions in the Subject Shares once such shares are placed into nominee or "street" name accounts. Therefore, Shareholder acknowledges and agrees that the provisions of Paragraph 2 herein mean that, in any calendar month during the term of this Agreement, no more than the number of shares authorized by this Agreement or consented to in writing by the Issuer, may be transferred into "street" or fiduciary name.



Pooling Agreement, page 2

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5. The Shareholder shall not sell, deal in, assign, transfer in any manner whatsoever or agree to sell, deal in, assign or transfer in any manner whatsoever any of the Shares or beneficial ownership of or any interest in them other than in accordance with the terms of this Agreement.

6. The Shareholder agrees that the Issuer may place a legend (in substantially the form set out below) on every certificate evidencing Subject Shares or otherwise take such steps as it shall deem reasonably necessary so as to give effect to the terms of this Agreement.

         NOTICE. These securities are subject to that certain Pooling Agreement dated January 1, 2002 between the registered holder hereof and Life Systems Corp. and may ONLY be sold or otherwise transferred in compliance with the provisions of such Agreement.

7. The Shareholder consents to the placement of appropriate stop transfer orders with the Issuer's transfer agent. During the term of this Agreement, the Issuer or the Issuer's transfer agent and registrar or any successor thereof, as the case may be, shall enforce the terms of this Agreement (including the legending of certificates evidencing Subject Shares) and shall not, during any calendar month, permit any transfer of Subject Shares exceeding the amount authorized by this Agreement into a third party's name without the Issuer's prior written consent. The Issuer's transfer agent shall not be affected by any notices or subsequent agreements between the parties related to this Agreement unless and until the transfer agent has received a copy of the notice or subsequent agreement.

8. Whenever, if ever, the Issuer consents to sales by Shareholder of Subject Shares in excess of the amount allowed in this Agreement, Shareholder agrees to work with the Issuer's market makers and to sell the shares on such schedule as is reasonably calculated to avoid adversely affecting the trading market and market price of the Issuer's common shares.

9. This Agreement may be terminated
at any time by written agreement of the Issuer's President and the Shareholder. This Agreement shall terminate automatically on December 31, 2005, or upon such earlier date as Shareholder has sold or transferred all of the Subject Shares, provided that all such sales or transfers have been made in accordance with the terms of this Agreement or have been consented to in writing by the Issuer.


10. The Shareholder shall open a brokerage account with the firm of Yorkton Securities Inc. (Attn: Ron Goos), shall deliver all certificates evidencing Subject Shares to such firm and agrees that all sales of Subject Shares, as provided for by the terms of this Agreement, shall be made through such firm.


11. This Agreement shall bind the parties, their respective successors, assigns, heirs, executors, administrators, and legal representatives. This Agreement may not be modified or cancelled except in writing signed by both parties. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington. Each party shall cooperate and take such action (including the delivery of share certificates) as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.


Pooling Agreement, page 3

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12. This Agreement may be executed at different times and places, in counterparts, and shall be effective as of the date first above written. Any party may rely upon a copy of this Agreement received by facsimile transmission and bearing another party's signature as having been signed by such other party, and a copy of this Agreement received by facsimile transmission and signed by or on behalf of a party shall have been validly executed to the same extent as if an original copy had been executed.

         IN WITNESS WHEREOF the undersigned have executed this Agreement as and from the day and year first above written.

Life Systems Corp.                                    Shareholder:

/s/  Fereydoon Sadri                                  /s/   Signed
---------------------------                           ------------------
By: Dr. Fereydoon Sadri                               Ian A. Middleton
Its:  President


Pooling Agreement, page 4